Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-800-321-6064

Nationwide Destination℠ EV
Nationwide Destination is a service mark of Nationwide Mutual Insurance Company

Application for
Individual Flexible Purchase Payment Variable Deferred Annuity
Minimum Initial Purchase Payment of $5,000 for Non- Qualified and CRTs; $3,000 for Qualified

Page 1 of 7

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: ______ MI: ___ Last Name: ______

Employer/Trust Name (if applicable): ______
(Additional forms required. See the New Business enrollment packet.)

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Street: ______

City: ______ State: ______ ZIP: ______

1b. Joint/Contingent Owner

Check **one** box only: ☐ Joint Owner *(Limited to spouses, except in HI.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: ______ MI: ___ Last Name: ______

Relationship to Contract Owner: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1d. Spousal Protection/Co-Annuitant *(No added charge. **Not available with CRTs.** Must be age 85 or younger.)*

With Spousal Protection, both spouses will automatically be Primary Beneficiaries.
☐ Same as Joint Owner

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

VAA-0121AO

STANDARD NDEVQ/N 05/2010

On this page, elect the beneficiaries, select the contract type, add the transfer authorization, and disclose the purchase payment amount. Please submit all pages of the application.

Page 2 of 7

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.

STOP *If you elected Spousal Protection/Co-Annuitant (section 1d), provide contingent beneficiaries only.*

Check one: First Name: ______ MI: __ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ____ %

☐ Contingent Social Security Number: ___ – __ – ____ Date of Birth: ______

Check one: First Name: ______ MI: __ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ____ %

☐ Contingent Social Security Number: ___ – __ – ____ Date of Birth: ______

Check one: First Name: ______ MI: __ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ____ %

☐ Contingent Social Security Number: ___ – __ – ____ Date of Birth: ______

If more than three Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified

☐ IRA – Tax Year: ______

☐ Roth IRA – Tax Year: ______

☐ SIMPLE IRA*

☐ CRT* (Charitable Remainder Trust)

☐ SEP IRA*

☐ 401(k)*

☐ 401(a)* (Investment Only)

** Additional forms required.*

2b. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

2c. Purchase Payment

Approximate Amount: $ ______ **($5,000 initial minimum for Non-Qualified and CRTs $3,000 for all other contract types)**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

VAA-0121AO

STANDARD NDEVQ/N 05/2010

Complete this page if you want the L.Inc MX Option.
Please submit all pages of the application.

Page 3 of 7

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.

3a. The Nationwide Lifetime Income Rider® MX (L.Inc MX)

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 50 and 85.

Dollar Cost Averaging (DCA) Optional Features *(If no DCA Option is selected, we will default to no DCA.)*

☐ **No DCA** ☐ **6-Month DCA** ☐ **12-Month DCA**

Investment Options for L.Inc MX

Select one investment Option from the choices below.

Depending on the Risk Tolerance of your investment Option, a portion of your Purchase Payments may automatically be allocated to the Market Preservation Investment (MPI). Please refer to the product prospectus for additional information regarding the MPI.

Risk Tolerance	Investment Options *(Select only one.)*
Conservative	☐ NVIT Investor Dest. Conservative Fund ☐ NVIT Cardinal Conservative Fund ☐ Custom Portfolio Conservative Model *(Must complete the Custom Portfolio form.)*
Moderately Conservative	☐ NVIT Investor Dest. Moderately Conservative Fund ☐ NVIT Cardinal Moderately Conservative Fund ☐ Custom Portfolio Moderately Conservative Model *(Must complete the Custom Portfolio form.)*
Balanced	☐ NVIT Investor Dest. Balanced Fund ☐ NVIT Cardinal Balanced Fund ☐ Custom Portfolio Balanced Model *(Must complete the Custom Portfolio form.)* ☐ American Funds Static Model
Moderate	☐ NVIT Investor Dest. Moderate Fund ☐ NVIT Cardinal Moderate Fund ☐ Custom Portfolio Moderate Model *(Must complete the Custom Portfolio form.)*
Capital Appreciation	☐ NVIT Investor Dest. Capital Appreciation Fund ☐ NVIT Cardinal Capital Appreciation Fund ☐ Custom Portfolio Capital Appreciation Model *(Must complete the Custom Portfolio form.)* ☐ American Funds NVIT Asset Allocation Fund
Moderately Aggressive	☐ NVIT Investor Dest. Moderately Aggressive Fund ☐ NVIT Cardinal Moderately Aggressive Fund ☐ Custom Portfolio Moderately Aggressive Model *(Must complete the Custom Portfolio form.)*

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In _____ years ☐ Not Sure

STOP If you want to begin immediate income, you must complete the L.Inc MX Withdrawal form in the New Business Enrollment Packet.

3b. Spousal Continuation Option

By electing the Spousal Continuation Benefit, you are accepting additional charges and naming your spouse as a Joint Determining Life. (Spouse must be between the age of 50 and 85.) Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in section 1f.

☐ **Spousal Continuation Benefit** ☐ Same as Co-Annuitant

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

VAA-0121AO STANDARD NDEVQ/N 05/2010

Complete this page if you want an Enhanced Death Benefit or the Beneficiary Protector II Option.

Please submit all pages of the application.

Page 4 of 7

3c. Death Benefits *If a death benefit option is not elected, we will default to the Standard Death Benefit.*

I elect *(choose only **one**)*:
- ☐ Standard Death Benefit
- ☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 80 or younger.)*
- ☐ One-Month Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 75 or younger.)*
- ☐ Combination Enhanced Death Benefit II - Greater of One-Year/5% Interest *(Annuitant/Co Annuitant, age 75 or younger.)*

3d. Beneficiary Protector II *(Not available with L.Inc MX.) Not available in ND.*

I elect: ☐ Beneficiary Protector II *(Annuitant/Co-Annuitant, age 75 or younger.)*

4. Investment Options

4a. Administrative Services

Asset Rebalancing – *Only the variable portion of the allocations will be rebalanced.*

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Dollar Cost Averaging (DCA) – DCA these allocations from:
- ☐ 6-month Enhanced
- ☐ 12-month Enhanced
- ☐ Interest Averaging Monthly
- ☐ Standard Fixed Account Monthly: Dollar Amount $

VAA-0121AO

STANDARD NDEVQ/N 05/2010

Skip this section if you have elected the L.Inc MX Option.
Please submit all pages of the application.

Page 5 of 7

4b. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Consult your prospectus for reference to Share Class.

AIM Variable Insurance Funds
- % AIM V.I. Capital Development Fund

AllianceBernstein Variable Products Series Fund, Inc.
- % AllianceBernstein Small/Mid Cap Value Portfolio

American Century Variable Portfolios, Inc.
- % American Century VP Mid Cap Value Fund

American Century Variable Portfolios II, Inc.
- % American Century VP Inflation Protection Fund

Blackrock
- % Blackrock Global Allocation V.I. Fund

Dreyfus
- % Dreyfus Investment Portfolios - Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus Variable Investment Fund – Appreciation Portfolio

Fidelity Variable Insurance Products Fund
- % VIP Energy Portfolio*
- % VIP Equity-Income Portfolio
- % VIP Freedom 2010 Portfolio
- % VIP Freedom 2020 Portfolio
- % VIP Freedom 2030 Portfolio
- % VIP Growth Portfolio
- % VIP Investment Grade Bond Portfolio
- % VIP Mid Cap Portfolio
- % VIP Overseas Portfolio*

Franklin Templeton Variable Insurance Products Trust
- % Franklin Income Securities Fund
- % Franklin Small Cap Value Securities Fund
- % Franklin Templeton VIP Founding Funds Allocation Fund

Ivy Funds Variable Insurance Portfolios, Inc.
- % Asset Strategy

Janus Aspen Series
- % Forty Portfolio
- % Overseas Portfolio*

MFS® Variable Insurance Trust
- % MFS Value Series

Nationwide Variable Insurance Trust (NVIT)
- % AllianceBernstein NVIT Global Fixed Income Fund*
- % American Century NVIT Multi Cap Value Fund
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Gartmore NVIT Emerging Markets Fund*
- % Gartmore NVIT International Equity Fund*
- % Gartmore NVIT Worldwide Leaders Fund*
- % Neuberger Berman NVIT Multi Cap Opportunities Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Cardinal Aggressive Fund
- % NVIT Cardinal Balanced Fund
- % NVIT Cardinal Capital Appreciation Fund
- % NVIT Cardinal Conservative Fund
- % NVIT Cardinal Moderate Fund
- % NVIT Cardinal Moderately Aggressive Fund
- % NVIT Cardinal Moderately Conservative Fund
- % NVIT Core Bond Fund
- % NVIT Core Plus Bond Fund
- % NVIT Government Bond Fund
- % NVIT Health Sciences Fund*
- % NVIT International Index Fund*
- % NVIT Mid Cap Index Fund
- % NVIT Money Market Fund
- % NVIT Multi-Manager International Growth Fund*
- % NVIT Multi-Manager International Value Fund*
- % NVIT Multi-Manager Large Cap Growth Fund
- % NVIT Multi-Manager Large Cap Value Fund
- % NVIT Multi-Manager Mid Cap Growth Fund
- % NVIT Multi-Manager Mid Cap Value Fund
- % NVIT Multi-Manager Small Cap Growth Fund
- % NVIT Multi-Manager Small Cap Value Fund
- % NVIT Multi-Manager Small Company Fund
- % NVIT Multi Sector Bond Fund
- % NVIT Nationwide Fund
- % NVIT Short Term Bond Fund
- % NVIT Technology and Communications Fund*
- % NVIT U.S. Growth Leaders Fund
- % Oppenheimer NVIT Large Cap Growth Fund
- % Templeton NVIT International Value Fund*
- % Van Kampen NVIT Comstock Value Fund
- % Van Kampen NVIT Real Estate Fund

Neuberger Berman Advisers Management Trust
- % AMT Short Duration Bond Portfolio

NVIT Investor Destinations Funds
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Moderately Conservative Fund
- % NVIT Investor Dest. Balanced Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Capital Appreciation Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Aggressive Fund

Oppenheimer Variable Account Funds
- % Oppenheimer Global Securities Fund/VA*
- % Oppenheimer Main Street Fund®/VA
- % Oppenheimer Main Street Small Cap Fund®/VA

PIMCO Variable Insurance Trust
- % Foreign Bond Portfolio (Unhedged)
- % Low Duration Portfolio

Wells Fargo Advantage Funds® Variable Trust
- % VT Small Cap Growth Fund

Nationwide Life Insurance Company
- % Fixed Account

(Nationwide may restrict the allocation percentage to the fixed account at our discretion. Please consult your prospectus)

VAA-0121AO

STANDARD NDEVQ/N 05/2010

On this page, Section 6 must be completed and the contract owner MUST sign the application.
Please submit all pages of the application.

Page 6 of 7

5. State Disclosures

Notice to MN, ND, SC, SD and TX Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease in accordance with the fluctuations in the net investment factor and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MA Residents Only: You must complete the application approved for use in Massachusetts and you must be issued a Massachusetts approved contract.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

6. Contract Owner Signatures and Authorizations

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**
☐ Yes ☐ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to individuals. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide. I hereby acknowledge that I do not represent a corporate entity or institutional investor. I hereby acknowledge that I am purchasing this contract for myself and that I do not intend to immediately assign any benefits under this contact to a corporate entity or institutional investor.

My signature below represents that the annuitant I am naming to this contract has not been diagnosed with or had any indication of an illness which is expected to result in death within 12 months.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ______ Date: ______

Contract Owner's Daytime Phone Number: ( )

Contract Owner's E-mail Address: ______

VAA-0121AO

STANDARD NDEVQ/N 05/2010

On this page, the Registered Representative MUST provide his or her information. Please submit all pages of the application.

Page 7 of 7

7. Registered Representative Information

7a. Primary Registered Representative Information *(Please print.)*

STOP
☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date:

7b. Additional Registered Representative Information *(Please print.)*

STOP
☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date:

VAA-0121AO STANDARD NDEVQ/N 05/2010

CONTRACT SPECIFICATIONS PAGE
CONTRACT INFORMATION

Parties to the Contract	Date of Birth	Additional Issuing Information
Contract Owner: [John Q. Doe]	[January 1, 1956]	Contract Number: [01-000000000]
Joint Owner: [Jane M. Doe]	[December 1, 1961]	Date of Issue: [May 14, 2010]
Annuitant: [John Q. Doe]	[January 1, 1956]	Contract Type: [Non-qualified]
Co-Annuitant: [N/A]	[N/A]
Initial Purchase Payment: [$5,000]
Contingent Owner: [N/A]	[N/A]
Annuity Commencement Date: [January 1, 2046]
Contingent Annuitant: [N/A]	[N/A]

Minimum Requirements
Subsequent Purchase Payments: $500
Minimum Annuity Payment Amount: $100
Minimum Contract Value Required for Annuitization: $2,000

STANDARD DEATH BENEFIT
[  X  ]           Standard Death Benefit (Return of Premium with Spousal Protection, less adjustments for amounts Surrendered)

SUMMARY OF CONTRACT EXPENSES

Base Contract Variable Accounts Charges:
Mortality & Expense Risk Charge	1.55%* (during the first eight years of the Contract decreasing to
1.30% *after the first eight years of the Contract are complete.)
Administrative Charge	0.20%
Contract Maintenance Charge:	$30**

Contingent Deferred Sales Charge Table:
Completed Years Measured
From Date of the Purchase Payment:	0	1	2	3	4	5	6	7	8 & Thereafter
CDSC Percentage***:	8%	7%	6%	5%	4%	3%	2%	1%	0%

* The base Variable Account Charge noted above does not include charges associated with any optional features you have elected.  These charges are added to the base Variable Account Charge.  Remember, charges related to the Lifetime Income Rider (including the election of the Spousal Continuation Benefit, if elected) are assessed on the value of the Income Benefit Base and are only assessed once a year.

** The Contract Maintenance Charge is waived for the life of the contract if the Contract Value reaches $50,000 on any Contract Anniversary.

*** The CDSC Percentage changes to the next year's CDSC Percentage on the day before the Purchase Payment year is completed.

OPTIONS ELECTED
Added Charge
Death Benefit Options
One-Year Enhanced Death Benefit with Spousal Protection Option	0.20%	[ X ]
One-Month Enhanced Death Benefit with Spousal Protection Option	0.35%	[ ]
Combination Enhanced Death Benefit (Greater of 1 Year Anniversary or 5% Interest) with Spousal Protection Option	0.45%	[ ]

Other Options
Beneficiary Protector II	0.35%	[ ]
The Nationwide Lifetime Income Rider ® MX (L Inc MX)	[1.00-1.50] %	[ ]
L.Inc MX with Spousal Continuation	[1.30-1.80] %	[ ]

Notes Regarding Additional Charges: For the Death Benefit Options listed above, the additional charge is listed as an annual charge added to the base Variable Account Charge but is deducted from the Variable Account on a daily basis.  The charge for the Beneficiary Protector II option is structured in the same manner, but also is applied to the rates credited to any amounts allocated to the Fixed Account, if applicable, resulting in a corresponding decrease to the interest credited.  The L Inc MX Rider, and the Spousal Continuation Benefit, assesses the charge from the Variable Account once each year based on the value of the Income Benefit Base (see the Rider for details).  The Spousal Continuation Benefit is only available in conjunction with the L Inc MX Rider.  An "X" next to the charge denotes the option has been elected.

VAB-0136AO (Standard) (5/2010)